As filed with the Securities and Exchange Commission on May 13, 2004
                                                Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                               CALPINE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                      77-0212977
  (State or Other Jurisdiction                 (IRS Employer Identification No.)
of Incorporation or Organization)

         50 West San Fernando Street, San Jose, California       95113
               (Address of principal executive offices)        (Zip Code)
                                  ------------

                   CALPINE CORPORATION RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                                  ------------

                                  Ann B. Curtis
         Executive Vice President, Vice Chairman and Corporate Secretary
                               Calpine Corporation
             50 West San Fernando Street, San Jose, California 95113
                                 (408) 995-5115
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                                  ------------

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum   Proposed Maximum
Title of Each Class of Securities   Amount to be     Offering Price        Aggregate          Amount of
to be Registered(1)                 Registered(2)     per Share(3)     Offering Price(3)   Registration Fee
---------------------------------   -------------   ---------------   ------------------   ----------------
                                     10,000,000
Common Stock, $.001 par value(4)..     shares            $3.54            $35,400,000          $4,485.18
---------------

(1) Includes certain preferred stock purchase rights (the "Rights") associated with shares of the Common Stock issued pursuant to the Amended and Restated Rights Agreement, dated as of September 19, 2001, (the "Rights Agreement"), between the Registrant and Equiserve Trust Company, N.A., as rights agent. Until the occurrence of certain events specified in the Rights Agreement, none of which have occurred, the Rights are not exercisable, are evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "1933 Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Calpine Corporation Retirement Savings Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Calpine Corporation.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the average of the high and low selling prices per share of Common Stock on May 10, 2004, as reported by The New York Stock Exchange.

(4) Pursuant to Rule 416(c) under the 1933 Act, this Registration Statement also registers an indeterminate amount of participation interests in the Calpine Corporation Retirement Savings Plan.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Calpine Corporation ("Calpine") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

    o The Annual Report on Form 10-K of Calpine for the year ended December 31, 2003, filed with the SEC on March 25, 2004;

    o The Quarterly Report on Form 10-Q of Calpine for the quarter ended March 31, 2004, filed with the SEC on May 10, 2004;

    o The Current Reports on Form 8-K of Calpine, filed with the SEC on January 6, 2004, January 9, 2004, January 9, 2004, January 20, 2004, January 29,
       2004, February 3, 2004, February 4, 2004, February 6, 2004 and February 9, 2004, February 24, 2004, February 24, 2004, March 1, 2004, March 10,
       2004,  March  12, 2004,  March 16, 2004,  March 23, 2004, April 19, 2004,
       April 28, 2004 and May 12, 2004;

    o The Annual Report on Form 11-K of the Calpine Corporation Retirement Savings Plan for the year ended December 31, 2002, filed with the SEC on December 18, 2003;

    o The description of the shares of Common Stock contained in Calpine's Registration Statement on Form 8-A, dated August 20, 1996, filed pursuant to Section 12 of the Exchange Act, and any amendment or report subsequently filed for the purpose of updating that description; and

    o The description of the preferred stock purchase rights contained in Calpine's Registration Statement on Form 8-A, filed with the SEC on June 18, 1997, as amended by Calpine's Registration Statement on Form 8-A/A, filed with the SEC on June 24, 1997, and Calpine's Registration Statement on Form 8-A/A, filed with the SEC on September 28, 2001, pursuant to
       Section 12 of the Exchange Act, and any additional amendment or report subsequently filed for the purpose of updating that description.

   All documents filed by Calpine Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   The consolidated financial statements for the year ended December 31, 2003, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K of the Registrant have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent public accountants, given on the authority of said firms as experts in auditing and accounting.

Item 4. Description of Securities

   Not applicable.

Item 5. Interests of Named Experts and Counsel

   Not applicable.

Item 6. Indemnification of Directors and Officers

   Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

   In accordance with Delaware Law, the certificate of incorporation of Calpine contains a provision to limit the personal liability of the directors of Calpine for violations of their fiduciary duty. This provision eliminates each director's liability to Calpine or its stockholders for monetary damages except
(i) for any breach of the director's duty of loyalty to Calpine or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

   Article Ten of Calpine's bylaws provides for indemnification of the officers and directors of Calpine to the fullest extent permitted by applicable law.

   Calpine has entered into indemnification agreements with its directors and officers. These agreements provide substantially broader indemnity rights than those provided under the Delaware Law and Calpine's bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against Calpine or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by Calpine, and Calpine would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of Calpine but would be offset by Calpine's obligations to the director or officer under the indemnification agreement. In addition, the directors of Calpine are insured under officers and directors liability insurance policies.

Item 7. Exemption from Registration Claimed

   Not applicable.

Item 8. Exhibits

   In addition to the exhibits listed in Calpine's Registration Statement on Form S-8/A, filed with the SEC on May 5, 2000, the following additional exhibits are filed herewith or incorporated by reference herein:

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------
    *4.1 Amended and Restated Certificate of Incorporation of Calpine Corporation (a)
    *4.2  Certificate of Correction of Calpine Corporation (b)
    *4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Calpine Corporation (c)
    *4.4 Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (b)
    *4.5 Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (b)
    *4.6 Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (c)
    *4.7 Certificate of Designation of Special Voting Preferred Stock of Calpine Corporation (d)
    *4.8 Certificate of Ownership and Merger Merging Calpine Natural Gas GP, Inc. into Calpine Corporation (e)
    *4.9 Certificate of Ownership and Merger Merging Calpine Natural Gas Company into Calpine Corporation (e)
    *4.10 Amended and Restated By-laws of Calpine Corporation (f)
    *4.11 Amended and Restated Rights Agreement, dated as of September 19, 2001, between Calpine Corporation and Equiserve Trust Company, N.A., as Rights Agent (g)
    +23.1 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants +23.2 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants +23.3 Consent of Deloitte & Touche LLP, Independent Public Accountants
    +23.4 Consent  of  Gilbert  Laustsen  Jung  Associates,   Ltd.,  independent
          engineer
    +23.5 Consent of Netherland, Sewell & Associates, Inc., independent engineer +24.1 Power of Attorney of Officers and Directors of Calpine Corporation
          (set  forth on the  signature  pages of this  Registration  Statement)
----------

+    Filed herewith.

*    Incorporated by reference.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652), filed with the SEC on June 30, 2000.

(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001.

(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078), filed with the SEC on July 27, 2001.

(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001, filed with the SEC on May 15, 2001.

(e) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2002, filed with the SEC on May 15, 2002.

(f) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.

(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A (Registration No. 011-12079) filed with the SEC on September 28, 2001.

     No opinion of counsel as to the legality of the Common Stock being registered is included in this Registration Statement because no original issue shares will be offered and sold under the Plan.

     The  Corporation   has  obtained  from  the  Internal   Revenue  Service  a
determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, and hereby undertakes to submit any amendments to the Plan to the IRS in a timely manner and to make any changes required by the IRS to maintain the qualification of the Plan under Section 401.

Item 9. Undertakings

     (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment described under paragraph (1), above, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  The   undersigned   Registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of May, 2004.


                                       CALPINE CORPORATION


                                       By: /s/ Ann B. Curtis
                                           ----------------------
                                           Ann B. Curtis
                                           Executive Vice President,
                                           Vice Chairman and Corporate Secretary

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Calpine Corporation, a Delaware corporation, do hereby constitute and appoint Peter Cartwright and Ann
B. Curtis and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             Signature                                            Title                               Date
             ---------                                            -----                               ----
          /s/ Peter Cartwright                          Chairman, President, Chief                 May 12, 2004
-------------------------------------------            Executive Officer and Director
            Peter Cartwright                            (Principal Executive Officer)


            /s/ Ann B. Curtis                    Executive Vice President, Vice Chairman,          May 12, 2004
-------------------------------------------          Corporate Secretary and Director
              Ann B. Curtis



                                       7

             Signature                                            Title                               Date
             ---------                                            -----                               ----
           /s/ Robert D. Kelly                         Executive Vice President and                May 12, 2004
-------------------------------------------              Chief Financial Officer
             Robert D. Kelly                           (Principal Financial Officer)


        /s/ Charles B. Clark, Jr.                       Senior Vice President and                  May 12, 2004
-------------------------------------------                Corporate Controller
          Charles B. Clark, Jr.                       (Principal Accounting Officer)


           /s/ Kenneth T. Derr                                   Director                          May 12, 2004
-------------------------------------------
             Kenneth T. Derr

          /s/Jeffrey E. Garten                                   Director                          May 12, 2004
-------------------------------------------
            Jeffrey E. Garten

          /s/ Gerald Greenwald                                   Director                          May 12, 2004
-------------------------------------------
            Gerald Greenwald

           /s/ Susan C. Schwab                                   Director                          May 12, 2004
-------------------------------------------
             Susan C. Schwab

         /s/ George J. Stathakis                                 Director                          May 12, 2004
-------------------------------------------
           George J. Stathakis

             /s/ Susan Wang                                      Director                          May 12, 2004
-------------------------------------------
               Susan Wang

           /s/ John O. Wilson                                    Director                          May 12, 2004
-------------------------------------------
             John O. Wilson

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               CALPINE CORPORATION

   EXHIBIT
    NUMBER                       DESCRIPTION
    ------                       -----------

    *4.1 Amended and Restated Certificate of Incorporation of Calpine Corporation (a)
    *4.2  Certificate of Correction of Calpine Corporation (b)
    *4.3 Certificate of Amendment of Amended and Restated Certificate of Incorporation of Calpine Corporation (c)
    *4.4 Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (b)
    *4.5 Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (b)
    *4.6 Amended Certificate of Designation of Series A Participating Preferred Stock of Calpine Corporation (c)
    *4.7 Certificate of Designation of Special Voting Preferred Stock of Calpine Corporation (d)
    *4.8 Certificate of Ownership and Merger Merging Calpine Natural Gas GP, Inc. into Calpine Corporation (e)
    *4.9 Certificate of Ownership and Merger Merging Calpine Natural Gas Company into Calpine Corporation (e)
    *4.10 Amended and Restated By-laws of Calpine Corporation (f)
    *4.11 Amended and Restated Rights Agreement, dated as of September 19, 2001, between Calpine Corporation and Equiserve Trust Company, N.A., as Rights Agent (g)
    +23.1 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants +23.2 Consent of PricewaterhouseCoopers LLP, Independent Public Accountants +23.3 Consent of Deloitte & Touche LLP, Independent Public Accountants
    +23.4 Consent  of  Gilbert  Laustsen  Jung  Associates,   Ltd.,  independent
          engineer
    +23.5 Consent of Netherland, Sewell & Associates, Inc., independent engineer +24.1 Power of Attorney of Officers and Directors of Calpine Corporation
          (set  forth on the  signature  pages of this  Registration  Statement)
----------

+     Filed herewith.

*     Incorporated by reference.

(a) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-40652), filed with the SEC on June 30, 2000.

(b) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on March 15, 2001.

(c) Incorporated by reference to Calpine Corporation's Registration Statement on Form S-3 (Registration No. 333-66078), filed with the SEC on July 27, 2001.

(d) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2001, filed with the SEC on May 15, 2001.

(e) Incorporated by reference to Calpine Corporation's Quarterly Report on Form 10-Q dated March 31, 2002, filed with the SEC on May 15, 2002.

(f) Incorporated by reference to Calpine Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 29, 2002.

(g) Incorporated by reference to Calpine Corporation's Registration Statement on Form 8-A/A (Registration No. 011-12079) filed with the SEC on September 28, 2001.